CONSENT OF BRYANT M. MOOK, B.Sc., M.Eng.

American Standard Energy Corp.
4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona 85251

Gentlemen:

The undersigned hereby consents to the references to me in the form and context in which they appear in this Registration Statement on Form S-1 of American Standard Energy Corp.  We hereby further consent to the incorporation by reference in this Registration Statement on Form S-1 of the following, each of which were included in the Annual Report on Form 10-K of American Standard Energy Corp. for the year ended December 31, 2010: (i) estimates of oil and gas reserves contained in our reports “Evaluation of Proved Developed Producing Oil and Gas Reserves To the Interests of American Standard Energy Corporation In Selected Leases Located in North Dakota And Texas, Effective December 31, 2010, For Disclosure to the Securities and Exchange Commission, Mook Project ASEC 1210”, “Evaluation of Proved Developed Non-Producing Oil and Gas Reserves To the Interests of American Standard Energy Corporation In Selected Leases Located in North Dakota And Texas, Effective December 31, 2010, For Disclosure to the Securities and Exchange Commission, Mook Project ASEC 1210” and “Evaluation of Proved Undeveloped Oil and Gas Reserves To the Interests of American Standard Energy Corporation In Selected Leases Located in North Dakota And Texas, Effective December 31, 2010, For Disclosure to the Securities and Exchange Commission, Mook Project ASEC 1210” and (ii) our reports dated March 5, 2011.

Bryant M. Mook, B.Sc. M.Eng., Petroleum Engineer and Geological Advisor

/s/ Bryant M. Mook

Houston, Texas
December 30, 2011